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                                                                  EXHIBIT 10.65


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


No.                                                                      , 1998
   ----                                                     -------------


                   CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.
                              18% CONVERTIBLE NOTE


         FOR VALUE RECEIVED, Consolidated Capital of North America, Inc., a Colorado corporation (the "Company") hereby promises to pay to the order of _______________ having an address at _______________________________ (the
Holder"), or registered assigns, the principal sum of One Million Five Hundred Sixty Eight Thousand, Nine Hundred Dollars ($1,568,900.00), and to pay interest from the date hereof on $1,550,000 or such lesser amount outstanding at the rate of 18% per annum based on a 365-day year, such interest to accrue from the date hereof. Principal (i) in the amount of $18,900.00 shall be paid on January 15, 1999 and (ii) in the amount of $1,550,000.00, and interest accrued from the date hereof on such amount, shall be paid on or before January 19, 1999 (the "Maturity Date"). The Holder shall have the right, at its sole option, to receive the $18,900.00 on January 15, 1999 in cash or in Common Shares of the Company based on a price equal to $0.12 per share (the "January Shares").

         The Company may, at its election, extend the Maturity Date for the repayment of the $1,550,000 due on January 19, 1999 for two additional ninety-day periods by giving notice to the Holder of such extensions at least thirty (30) days prior to the original or extended Maturity Date, as applicable. Any further extensions of the Maturity Date shall require the consent of the Holder.

         In the event of the extension(s) of the Maturity Date, the Holder may demand interest to be paid on the unpaid principal sum through the date of extension. The Holder shall have the right, at its sole option, to receive interest due in Common Shares of the Company based on a price equal to $.12 per share (the "Interest Shares") within five days of demand or to receive cash interest within 30 days after the payment of interest has been demanded.

         This Note is one of an authorized issue of $2,000,000 aggregate amount of 18% Convertible Notes of the Company (collectively, the "Notes") issued pursuant to a Note Purchase

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Agreement dated as of October 21, 1998 between the Company and the Holder (the
"Note Purchase Agreement"). The Holder of this Note is entitled to the benefits of the Note Purchase Agreement and to enforce the agreements of the Company contained therein. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note Purchase Agreement. All payments shall be paid in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company.

         1. PREPAYMENT. The Company may prepay and redeem the Notes, at the election of the Company, upon not less than 10 days' notice, at any time as a whole only and not in part, at a price equal to the outstanding principal of the Notes together with accrued interest to the redemption date.

         2. CONVERSION. (a) From time to time and at any time after the date hereof and prior to payment in full, the outstanding principal amount of this Note, and all accrued and unpaid interest thereon, in whole or in increments of at least $20,000 of principal, may be converted by the Holder into Common Shares of the Company (the "Conversion Shares") at the Conversion Price equal to $.12 per share.

                  (b) In order to effect the conversion of all or part of the Note, the Holder shall issue a notice of conversion substantially in the form attached hereto (the "Notice of Conversion") which may be by facsimile and surrender the Note for conversion if the Note is not already in possession of the Company. Each conversion of all or any portion of the Note will be deemed to have been effected as of the close of business on the date on which the Note has been surrendered at the principal office of the Company. At such time as such conversion has been effected, to the extent that any portion of the Note is converted, the rights of the Holder with respect to such portion of the Note shall cease and the Holder shall be deemed to have become the holder of record of the shares of Conversion Shares represented thereby.

                  (c) No fractional Common Shares shall be issued upon conversion of the Note. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall round up to the nearest whole Common Share. In the case of a dispute as to the calculation of the Conversion Price, the parties hereto agree to arbitrate the same in an office of the American Arbitration Association in Denver, Colorado utilizing its commercial arbitration rules with an arbitrator selected by the parties or in the event that they are unable to do so by the American Arbitration Association.

                  (d) Within ten days after a conversion has been effected, the Company will deliver to the Holder:

                           (i) a certificate or certificates representing the
                  number of Conversion Shares issuable by reason of conversion in the name of the Holder and in such denomination or denominations as the Holder has specified; and

                           (ii) a new Note representing any principal balance
                  which was not

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                  converted into Conversion Shares in connection with such
                  conversion; all other terms and conditions of the Note will remain in full force and effect.

                  (e) The issuance of certificates for Conversion Shares upon conversion of the Note and/or interest will be delivered by the Company within ten days of the date of conversion or the interest payment due date and will be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of Conversion Shares. In the event the certificates are not delivered within such ten day period, the Company shall pay to the Holder a penalty of $250 per day in cash for each day thereafter until the date such certificates are delivered to the Holder.

                  (f) The Company shall at all times have authorized, reserved and set aside a sufficient number of Common Shares for the conversion of all shares with respect to the Note and interest then outstanding.

                  (g) The Conversion Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Note shall be subject to adjustment from time to time upon the happening of certain events as follows after the date hereof and through and including the Maturity Date:

                           (i) In case the Company shall (1) declare a dividend
                  or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (2) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock immediately prior to such action. Such adjustment shall be made each time any event listed above shall occur.

                           (ii) Whenever the Conversion Price is adjusted
                  pursuant to Subsection (i) above, the number of Conversion Shares purchasable upon conversion of the Note shall simultaneously be adjusted by multiplying the number of Conversion Shares initially issuable upon conversion of the Note by the Conversion Price in effect on the date hereof and dividing the product so obtained by the Conversion Price, as adjusted.

                           (iii) All calculations under this Section 2.3(g)
                  shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                           (iv) Whenever the Conversion Price is adjusted, as
                  herein provided, the


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                  Company shall promptly cause a notice setting forth the
                  adjusted Conversion Price and adjusted number of Conversion Shares issuable upon exercise of the Note to be mailed to the Holder, at its last address appearing in the Company's register. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 2.3(g). In the case of a dispute as to the adjustment of the Conversion Price, the parties hereto agree to arbitrate the same in an office of the American Arbitration Association in Denver, Colorado utilizing its commercial arbitration rules with an arbitrator selected by the parties or in the event that they are unable to do so, by the American Arbitration Association.

                  (h) In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Company (a "Corporate Change") (other than a Corporate Change in which all or substantially all of the consideration received by the holders of the Company's equity securities upon such Corporate Change consists of cash or assets other than securities issued by the acquiring entity or any affiliate thereof), this Note shall be convertible at the option of the Holder into such class and type or securities as the holder would have received had the Holder converted the Note immediately prior to such Corporate Change, as appropriately adjusted to equitably reflect the Conversion Price and any stock dividend, stock split or share combination of the Common Stock after such corporate event.

         3. REGISTRATION. The Company shall maintain at its principal office a register of the Notes and shall record therein the names and addresses of the registered holders of the Notes, the address to which notices are to be sent and the address to which payments are to be made as designated by the registered holder if other than the address of the holder, and the particulars of all transfers, exchanges and replacements of Notes. No transfer of a Note shall be valid unless the registered holder or his or its duly appointed attorney request such transfer to be made on such register, upon surrender thereof for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Note, shall be registered on the date of execution thereof by the Company. The registered holder of a Note shall be that person or entity in whose name the Note has been so registered by the Company. A registered holder shall be deemed the owner of a Note for all purposes, and the Company shall not be affected by any notice to the contrary.

         4. TRANSFER AND EXCHANGE. Subject to compliance with the restrictions on transfer set forth in the Note Purchase Agreement, the registered holder of any Note or Notes may, prior to maturity, surrender such Note or Notes at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered holder of its intention to make such exchange and without expense (other than applicable transfer taxes, if any) to such registered holder, the Company shall issue in exchange therefor another Note or Notes dated the date to which interest has been paid on, and for the unpaid principal amount of, the Note or Notes so surrendered, containing the same provisions and subject to the


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same terms and conditions as the Note or Notes so surrendered. Subject to the restrictions on transfer set forth in the Note Purchase Agreement, each new Note shall be made payable to such person or entity, as the registered holder of such surrendered Note or Notes may designate. Notes issued upon any transfer or exchange shall be only in authorized denominations, which shall be $20,000.

         5. REPLACEMENT. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested by the Company in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor, in the amount of the unpaid principal of such Note, and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

         6. DEFAULT. The Company shall be in default under this Note upon the occurrence of: (i) any of the events specified in Section 6(a) hereof and the failure to cure such default within five (5) days after receipt of written notice thereof from the Holder; (ii) any of the events specified in Section 6(b) hereof and the failure to cure such default within ten (10) days after receipt of written notice thereof from the Holder; or (iii) any of the events specified in Section 6(c) hereof (any of the foregoing being an "Event of Default"):

                  (a) Failure to make any principal or interest payment required under this Note on the due date of such payment;

                  (b) Any material default, breach or misrepresentation shall occur under the terms and provisions of the Note Purchase Agreement; or

                  (c) Insolvency of, business failure of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Company, or commenced against the Company which is not discharged within sixty (60) days.

         7. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of
Default:

                  (a) specified in clause (c) of Section 6, then the Note shall be automatically accelerated and immediately due and payable at the option of Holder, without notice or demand, and said amount shall accrue interest from the date of default at the rate of twenty percent (20%) per annum;

                  (b) specified in clauses (a) or (b) of Section 6, then the Holder may declare the Note immediately accelerated, due and payable and said amount shall accrue interest from the date of default at the rate of twenty percent (20%) per annum; and

                  (c) the Holder shall have all of the rights and remedies, at law and in equity,

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         by statute or otherwise, and no remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

         8. CHANGES; PARTIES. This Note can only be changed by an agreement in writing signed by the Company and the Holder. This Note shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and assigns.

         9. WAIVER OF PRESENTMENT. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         10. MAXIMUM RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Holder to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and Holder's express intent that all excess cash amounts theretofore collected by Holder be credited on the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to collect any unearned interest in the event of acceleration.

         11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.


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         IN WITNESS WHEREOF, the Company has executed this Note as of the day and year set forth above.
                                       CONSOLIDATED CAPITAL OF
                                       NORTH AMERICA, INC.


                                       By:
                                          -------------------------------------
                                          Richard Bailey
                                          President and Chief Operating Officer




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                              NOTICE OF CONVERSION


TO:      CONSOLIDATED CAPITAL OF NORTH AMERICA, INC.


         The undersigned, the holder of the foregoing Note, hereby surrenders such Note for conversion into shares of Common Shares of Consolidated Capital of North America, Inc. to the extent of $_______ unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, _______________, whose address is
___________________________.


Dated:_____________




                                  ------------------------------
                                  (Signature must conform in all
                                  respects to name of holder as
                                  specified on the face of the Note)



                                  ------------------------------
                                  (Address)